UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 5, 2005

Commission File No. 001-13783

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	76-0542208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 West Loop South

Suite 500

Houston, Texas 77027

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 5, 2005, Integrated Electrical Services (“IES”), Florida Industrial Electric, Inc., a wholly owned subsidiary of IES, (“FIE”) and The New Florida Industrial Electric, Inc. (“New FIE”), entered into an agreement and plan of merger (the “Agreement”), dated as of September 1, 2005, providing for the merger of FIE into New FIE. Conrad D. Eigenmann, President and part-owner of New FIE was the President of FIE. Closing of the transactions contemplated by the Agreement was consummated on September 9, 2005. Pursuant to the Agreement, IES received gross consideration of $5,960,250 in cash and $1,950,750 in promissory notes, subject to adjustment, at closing.

In determining the gross amount of merger consideration, IES evaluated past, present and expected future performance, management issues and bonding requirements and received a fairness opinion from an independent consulting and investment banking firm in support of this determination.

The description of the Agreement provided in this Item 1.01 is qualified in its entirety by reference to the Agreement itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Agreement and Plan of Merger by and among Integrated Electrical Services, Inc., Florida Industrial Electric, Inc., and The New Florida Industrial Electric, Inc. dated September 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

By:	/s/ David A. Miller
David A. Miller
Senior Vice President and
Chief Financial Officer

Dated: September 9, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Agreement and Plan of Merger by and among Integrated Electrical Services, Inc., Florida Industrial Electric, Inc., and The New Florida Industrial Electric, Inc. dated September 1, 2005.